Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Rick Moberg
Aware, Inc.
781-276-4000

Aware, Inc. Reports First Quarter 2008
Financial Results

BEDFORD, MASS. – May 8, 2008 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of broadband technology and biometrics software, today reported financial results for its first quarter ended March 31, 2008.

Revenues for the first quarter of 2008 were $5.9 million, an increase of 1% compared to $5.8 million in the same quarter last year.

The Company reports its net income and basic and diluted net income per share in accordance with U.S. generally accepted accounting principles (GAAP), and additionally, on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation expense. The company uses the non-GAAP information internally to evaluate its operating performance and believes these non-GAAP measures are useful to investors as they provide additional insight into the underlying operating results. However, non-GAAP measures are not stated in accordance with, should not be considered in isolation from, and are not a substitute for, GAAP measures. A reconciliation of GAAP to non-GAAP results has been provided in the attached financial tables.

The GAAP net loss for the first quarter of 2008 was $1.3 million, or $0.05 per diluted share, which included $0.3 million of stock-based compensation charges in accordance with the provisions of FAS 123(R). This compared to a GAAP net loss of $0.1 million, or $0.00 per diluted share, for the same period a year ago.

Aware, Inc.  •  40 Middlesex Turnpike  •  Bedford, MA  USA  01730-1432
Tel: (781) 276-4000  •  Fax: (781) 276-4001  •  E-mail: aware@aware.com

Aware, Inc. Reports First Quarter 2008 Financial Results	Page 2

The Non-GAAP net loss for the first quarter of 2008, excluding the effect of stock-based compensation, was $1.0 million, or $0.04 per diluted share.

Michael Tzannes, Aware’s chief executive officer, said, “We are pleased with the progress in our biometrics software and DSL test and diagnostics product lines this quarter.  Favorable trends in both of these markets have driven demand for our products and our business performance.  While we are not pleased with our overall financial performance, we are focused on improving the outlook for our licensing product line by expanding into new communications applications that leverage our DSL technology assets and diversify our customer base.”

Note:  Aware’s conference call will be broadcast live over the Internet today, May 8, 2008 at 5:00 p.m. Eastern Time.   To listen to the call, please go to www.aware.com/ir.  The conference call may also be heard by calling 617-213-4852 and referencing the confirmation number 86740432.  A replay of the call will be archived on our website after the call.

About Aware

Aware is a leading technology supplier for the telecommunications industries. For more than ten years, Aware has pioneered innovations at telecommunications standards-setting organizations and continues to develop and market DSL silicon intellectual property and test and diagnostics products.  Its StratiPHY(tm) IP product line supports DSL standards, including ADSL2+ and VDSL2, and has been broadly licensed to leading semiconductor companies.  Telecom equipment vendors and phone companies use Aware's DSL test and diagnostics modules and Dr. DSL® software to help provision DSL circuits globally. Aware is also a veteran of the biometrics industry, providing biometric and imaging software components used in government systems worldwide since 1992.  Aware's interoperable, standard-compliant, field-proven imaging products are used in a number of applications, from border management to criminal justice to medical imaging.  Aware is a publicly held company (NASDAQ: AWRE) based in Bedford, Massachusetts. www.aware.com

Safe Harbor Warning
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL and biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. The DSL factors include, but are not limited to: we have a unique business model, our quarterly results are difficult to predict, our DSL licensing and DSL test and diagnostic businesses depend upon a limited number of customers, we derive a significant amount of revenue from a small number of customers, we depend on equipment companies to incorporate our technology into their products, we face intense competition from other DSL vendors, DSL technology competes with other technologies for broadband access, our business could be harmed if our test and diagnostic hardware and software products have quality problems, we depend on a single source contract manufacturer for the manufacture of our DSL hardware products,  our manufacturing systems may not be adequate for our DSL test and diagnostics hardware products, we depend on single source suppliers for components in our DSL hardware products, and our business is subject to rapid technological change. The biometric factors include, but are not limited to: market acceptance of our biometric products, changes in contracting practices of government or law enforcement agencies, announcements or introductions of new products by our competitors, delays, failures or problems in our biometric products, delays in the adoption of new industry biometric standards, and competitive pressures resulting in lower software product revenues. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2007 and other reports and filings made with the Securities and Exchange Commission.

Aware, StratiPHY, and Dr. DSL are trademarks or registered trademarks of Aware, Inc.

Aware, Inc. Reports First Quarter 2008 Financial Results	Page 3

AWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
 (unaudited)

	Three Months Ended March 31,
	2008	2007
Revenue:
Product sales	$3,924	$3,465
Contract revenue	1,521	1,834
Royalties	431	501
Total revenue	5,876	5,800

Costs and expenses:
Cost of product sales (1)	824	495
Cost of contract revenue (1)	1,018	1,352
Research and development (1)	3,528	2,557
Selling and marketing (1)	969	873
General and administrative (1)	1,193	1,116
Total costs and expenses	7,532	6,393

Net loss from operations	(1,656)	(593)
Interest income	383	505
Net loss before provision for income taxes	(1,273)	(88)
Provision for income taxes	(9)	(10)
Net loss	$(1,282)	$(98)

Net loss per share – basic	$(0.05)	$0.00
Net loss per share – diluted	$(0.05)	$0.00

Weighted average shares – basic	23,880,358	23,656,931
Weighted average shares – diluted	23,880,358	23,656,931

(1)
Effective January 1, 2006 the Company adopted Statement of Financial Accounting Standard No. 123 (Revised), "Share-Based Payment" (FAS 123(R)). The amounts in the tables above include stock-based compensation as follows (in thousands):

	Three Months Ended March 31,
	2008	2007
Cost of product sales	$3	$2
Cost of contract revenue	34	36
Research and development	167	85
Sales and marketing	31	21
General and administrative	90	91
Total stock-based compensation costs	$325	$235

Aware, Inc. Reports First Quarter 2008 Financial Results	Page 4

AWARE, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands, except per share data)
 (unaudited)

	Three Months Ended March 31,
	2008	2007
GAAP net loss	$(1,282)	$(98)
Stock-based compensation	325	235
Non-GAAP net income (loss)	$(957)	$137

	Three Months Ended March 31,
	2008	2007
GAAP diluted net loss per share	$(0.05)	$(0.00)
Stock-based compensation per share	0.01	0.01
Non-GAAP diluted net income (loss) per share	$(0.04)	$0.01

Aware, Inc. Reports First Quarter 2008 Financial Results	Page 5

AWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Cash and investments	$40,304	$38,549
Accounts receivable, net	5,044	7,661
Inventories, net	1,513	1,424
Property and equipment, net	7,879	7,872
Other assets, net	850	877

Total assets	$55,590	$56,383

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$2,823	$2,817

Long-term deferred revenue	330	330

Total stockholders’ equity	52,437	53,236

Total liabilities and stockholders’ equity	$55,590	$56,383

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